Exhibit 99.1

Immunome Reports First Quarter 2023 Financial Results

Exton, PA – May 5, 2023 – Immunome, Inc. (Nasdaq: IMNM), a biopharmaceutical company that utilizes its human memory B cell platform to discover and develop first-in-class antibody therapeutics to improve patient care, today reported financial results for the first quarter ended March 31, 2023 and provided a corporate update.

“The external validation of our Discovery Engine through our collaboration with AbbVie underlines the need for disruptive technologies that can shape the progress of cancer research. To that end, we are proud to further highlight the formation of Immunome’s Antibody-Drug Conjugate and T Cell Redirection Advisory Board that will help us prioritize selection of novel targets for ADCs and TCRs,” stated Purnanand Sarma, Ph.D., President and CEO of Immunome. “The validation we have received so far makes us truly excited about the potential of our Discovery Engine, and we continue to leverage this within our existing oncology pipeline and in existing and potential future strategic collaborations.”

Highlights

•	AbbVie and Immunome Announced Strategic Collaboration to Discover Multiple Novel Oncology Targets. In January 2023, Immunome entered into a strategic collaboration and option agreement with AbbVie for the discovery of up to 10 novel antibody-target pairs arising from three specified tumor types derived from Immunome’s Discovery Engine. Payment structure includes $30 million upfront, $70 million in platform milestones with low single digit millions per targets in potential options payments. In addition, Immunome is eligible to receive $120 million per target in development and first commercial sale milestone, $150 million per target in sales-based milestones and tiered royalties on global sales.

•	Immunome Announced Formation of Antibody-Drug Conjugate and T Cell Redirection Advisory Board. In February, 2023, Immunome established an advisory board, comprised of Dr. John Lambert and Dr. Anthony Tolcher, to prioritize selection of novel targets for antibody drug conjugates (ADCs) and T cell redirection (TCR) modalities.

•	Immunome Presented at the 13th Annual World ADC London Conference. In March 2023, Immunome participated in World ADC London, Europe’s longest standing and definitive antibody-drug conjugate (ADC) event dedicated to maximizing the therapeutic window of ADCs. Matthew Robinson, Ph.D., Chief Technology Officer of Immunome discussed how Immunome’s Discovery Engine can highlight novel target classes which have relevance for multiple therapeutic modalities, including ADCs.

Financial Highlights

•	Collaboration Revenue: Collaboration Revenue from the Collaboration Agreement with AbbVie for the three months ended March 31, 2023 was $2.4 million.

•	Research and development (R&D) expenses: R&D expenses for the three months ended March 31, 2023 were $3.9 million.

•	General and administrative (G&A) expenses: G&A expenses, net of interest income, for the three months ended March 31, 2023 were $2.8 million.

•	Net loss: Net loss for the three months ended March 31, 2023 was $4.3 million.

•	Cash and cash equivalents: As of March 31, 2023, cash and cash equivalents totaled $44.4 million.

About Immunome

Immunome is a biopharmaceutical company that utilizes its proprietary human memory B cell platform to discover and develop antibody therapeutics to improve patient care. The company’s focus is on discovering and developing therapeutics in oncology internally and in collaboration with our partners. For more information, please visit www.immunome.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended.  These forward-looking statements include, without limitation, express or implied statements that are not historical fact regarding matters such as: Immunome’s and its collaborators’ ability to achieve anticipated discovery, development and commercial milestones; the timing and results of preclinical studies and clinical trials; regulatory submissions and actions; translation of preclinical data into clinical safety and efficacy; and therapeutic potential and benefits of, and possible need and demand for, Immunome’s programs and development candidates.  Forward-looking statements may be identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “suggest,” “can,” “may,” “will,” “could,” “should,” “seek,” “potential” and similar words, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Immunome’s current expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to Immunome’s ability to execute on its strategy, R&D efforts and collaborations with third parties, Immunome’s ability to fund operations and raise capital; Immunome’s reliance on vendors; the competitive landscape and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Immunome’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (SEC) on March 16, 2023, and elsewhere in Immunome’s other filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Immunome undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law. In this press release, we may discuss our current and potential future product candidates that have not yet completed clinical trials or been approved for marketing by the U.S. Food and Drug Administration or other governmental authority, including expectations about their therapeutic potential and benefits thereof. No representation is made as to the safety or effectiveness of these current or potential future product candidates for the use for which such product candidates are being studied.

IMMUNOME, INC.

Condensed Balance Sheets
(In thousands, except share data)

(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$44,424	$20,323
Prepaid expenses and other current assets	2,112	2,326
Total current assets	46,536	22,649
Property and equipment, net	916	681
Operating right-of-use asset, net	230	284
Restricted cash	100	100
Deferred offering costs	332	332
Total assets	$48,114	$24,046
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,310	$2,400
Accrued expenses and other current liabilities	3,306	4,931
Deferred revenue, current	18,215	—
Total current liabilities	24,831	7,331
Deferred revenue, non-current	9,421	—
Other long-term liabilities	—	62
Total liabilities	34,252	7,393
Commitments and contingencies (Note 7)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued or outstanding at March 31, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.0001 par value; 200,000,000 shares authorized; 12,194,184 and 12,128,843 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	134,132	132,653
Accumulated deficit	(120,271)	(116,001)
Total stockholders’ equity	13,862	16,653
Total liabilities and stockholders’ equity	$48,114	$24,046

IMMUNOME, INC.

Condensed Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Collaboration revenue	$2,364	$—
Operating expenses:
Research and development	3,913	8,078
General and administrative	2,922	3,576
Total operating expenses	6,835	11,654
Loss from operations	(4,471)	(11,654)
Interest income	201	1
Net loss	$(4,270)	$(11,653)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.35)	$(0.96)
Weighted-average common shares outstanding, basic and diluted	12,182,478	12,122,903

Immunome Contact
Corleen Roche
Chief Financial Officer
Immunome, Inc.
investors@immunome.com

Investor Contact
Laurence Watts
Managing Director
Gilmartin, LLC
laurence@gilmartinir.com

Media Contact

Andrew Mielach

Vice President, Account Management

LifeSci Communications

amielach@lifescicomms.com